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                                                                  EXHIBIT 10.rrr


                       CONSULTING SUBORDINATION AGREEMENT


      THIS CONSULTING SUBORDINATION AGREEMENT ("Agreement") is dated as of the 23rd day of January, 1997, by and among COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company ("Copley"), COPLEY PLACE ASSOCIATES NOMINEE CORPORATION, a Delaware corporation, the sole shareholder of which is Copley ('Nominee"; Copley and Nominee are hereinafter referred to individually and collectively as "Owner"), COPLEY FUNDING CORPORATION, a Delaware corporation ("Funding"), COPLEY FINANCING CORPORATION, a Delaware corporation ("Financing"), THE AETNA CASUALTY AND SURETY COMPANY, a Connecticut corporation ("Aetna"), OVERSEAS MANAGEMENT, INC., a Delaware corporation ("Manager"), and URBAN RETAIL PROPERTIES CO., a Delaware corporation ("Consultant").

                                    RECITALS

      WHEREAS, Owner is the owner of a leasehold interest in the property and all improvements thereon encumbered by the "Loan Documents" (as defined below) (collectively, the "Property"); and

      WHEREAS, Copley Place Associates, an Illinois general partnership ("Copley Partnership"), as predecessor-in-interest to Copley, executed and delivered the loan documents described in "A" attached hereto (collectively, the "Loan Documents"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meaning set forth in Exhibit "A". The loan evidenced and secured by the Loan Documents being hereinafter referred to as the "Loan"; and Aetna, as holder of the Loan Documents, and any and all subsequent holders of the Loan Documents shall be referred to herein as the "Holder and

      WHEREAS, Consultant, as successor in interest to JMB Properties Urban Company, an Illinois general partnership ("JMB Properties") and Copley Partnership have terminated that certain Management Agreement, dated as of September 1, 1983 (the "Prior Management Agreement"); which such termination was made with the consent of Aetna and which such termination is effective as of the date hereof; and

      WHEREAS, after the termination of the Prior Management Agreement, Copley Partnership was merged into Copley on the date hereof with the consent of Aetna.

      WHEREAS, after the merger of Copley Partnership into Copley, Overseas Partners Capital Corp., a Delaware corporation ("Overseas"), purchased 66-2/3% of

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the membership interests in Copley, and Overseas was admitted as the managing member of Copley with the consent of Aetna (the "Purchase & Transaction"); and

      WHEREAS, immediately after the Purchase Transaction and with the consent of Aetna, Owner and Manager entered into that certain Management Agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit "B" (as renewed, extended, amended or delegated in accordance with the terms hereof, the "Management Agreement"), to provide for the management of the Property, which Management Agreement provides for the payment of certain fees to Manager for the management of the Property; and

      WHEREAS, immediately after the execution of the Management Agreement and with the consent of Aetna, Manager and Consultant entered into that certain Agreement for Purchase of Consulting and Other Services dated as of the date hereof, a copy of which is attached hereto as Exhibit "B" (as renewed, extended, amended or delegated in accordance with the terms hereof, the "Consulting Agreement"), to provide for the performance by consultant of certain consulting, retail leasing and other services for the Property, which Consulting Agreement provides for the payment of certain fees by Manager to Consultant for the services rendered by Consultant thereunder; and

      WHEREAS, it was a condition to Aetna's consent to the foregoing transactions that Consultant, as an affiliate of JMB Realty Corporation, a member of Owner, agree to accept payment of the amounts due to it under the Consulting Agreement as set forth herein, and Owner, Manager and Consultant agree to the payment and acceptance of the amounts due to Consultant under the Consulting Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner, Funding, Financing, Aetna, Manager and Consultant hereby agree as follows:

      1. Fee Deferral and Payment Subordination. No "Percentage Fee" (as defined in Schedule 7.1 of the Consulting Agreement.) payable pursuant to Section 7.1 of the Consulting Agreement (collectively, the "CONSULTANT FEES") nor any leasing commissions payable to Consultant or any affiliate thereof relating to leases of space in the Property ("Leasing Commissions") shall be paid to Consultant or any affiliate thereof out of Proceeds (as hereinafter defined) until Holder has received all amounts due Holder under the Loan Documents and the rights of Consultant or any affiliate thereof to payment of such Consultant Fees or Leasing Commissions shall be subject and subordinate to Holder's rights to payment under the Loan Documents as provided herein. All Consultant Fees and Leasing


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Commissions shall be deferred and shall be payable to Consultant as provided in
Section 10 hereof. In addition, until Holder has received all amounts due to Holder under the Loan Documents, no costs and expenses incurred by Consultant under the Consulting Agreement which are reimbursable by Manager or Owner thereunder (including "Reimbursable Costs", as defined in Schedule 7.1 of the Consulting Agreement) shall be paid by Owner or Manager to Consultant out of the Proceeds unless such payments or reimbursements are in accordance with the Budget (as such term is defined in the Loan Documents), and Consultant's rights to reimbursement of such costs and expenses shall be subject and subordinate to Holder's rights to payment under the Loan Documents except to the extent such payments or reimbursements are in accordance with the Budget. Payment of Consultant Fees and Leasing Commissions and reimbursement of such costs and expenses from sources other than the Proceeds is not restricted. This Agreement shall not be deemed to prohibit the hiring by Owner, Manager or Consultant of non-affiliated third party leasing agents with regard to leasing the Property, or the payment of market rate fees or commissions to such leasing agents from the Proceeds. The term "Proceeds" shall mean and refer to total income, revenues, rentals, proceeds from sale or refinance, and other consideration received by or for the account of Owner or any affiliate thereof relating to the Property (which shall include income from any source, including proceeds of casualty insurance not used to make repairs to the Property and not applied in reduction of the outstanding principal balance of the Loan, but which shall exclude the capital contributions made by the members in Owner).

      2. Performance by Consultant. Subject to paragraph 11 hereof, until the earlier of (a) payment of the Loan in full, or (b) six (6) months after Owner ceases to pay the scheduled payments under the Note (but in no event later than one hundred and twenty (120) days after maturity of the Loan (whether by acceleration or otherwise)), Consultant agrees to continue to perform all of its obligations under the Consulting Agreement in accordance with its terms and subject to all rights (including termination rights) of Consultant thereunder, notwithstanding that the provisions of this Agreement may prohibit or restrict the payment of any Consultant Fees or Leasing Commissions thereunder. Subject to the foregoing, no election by Manager or Consultant to terminate the Consulting Agreement shall become effective unless and until Manager has obtained Holder's prior written consent to undertake Consultant's functions or a replacement has been appointed by Manager with Holder's prior written consent, which consent may be withheld in Holder's sole and absolute discretion.

      3. Trust for Prohibited Payments. Neither Consultant nor any affiliate thereof shall accept or receive any Consultant Fees or Leasing Commissions, nor any reimbursement of costs and expenses from Owner or Manager if the payment of such Consultant Fees or Leasing Commissions, or reimbursements of costs or


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expenses, is prohibited by this Agreement. If Consultant accepts or receives any payment of Consultant Fees or Leasing Commissions, or reimbursements of costs or expenses, which is prohibited under this Agreement, Consultant shall segregate such Consultant Fees, Leasing Commissions, or reimbursements of costs and expenses from all other funds and shall hold such Consultant Fees, Leasing Commissions, or reimbursements of costs or expenses in trust for the benefit of Holder and immediately pay such amounts to Holder at its address indicated by the Loan Documents.

      4. Rights of Holder. Without limiting Holder's rights and remedies at law or in equity, Holder may enforce this Agreement against Owner, Manager, Consultant and any affiliate thereof, by injunction or action for specific performance. No right or remedy of Holder in connection with this Agreement shall be prejudiced or impaired in any way by any act or failure to act by Holder and, without limiting the foregoing, Holder may, at any time and from time to time, without the consent of or notice to Owner, Manager and Consultant and without impairing or releasing the subordinations described herein, do any one or more of the following: (a) change the manner, place or terms of payment of, or renew or alter the Loan; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Loan; (c) release any person or entity liable for the Loan; or (d) exercise or refrain from exercising any rights or remedies against Owner or the Property under the Loan.

      5. Representations and Warranties. Consultant hereby represents and warrants to Holder that no agreements have been entered into by Consultant which provide for the management of all or any part of the Property. Consultant hereby represents and warrants to Holder (i) that Consultant has received, reviewed and approved all of the Loan Documents, and (ii) that no Consultant Fees or Leasing Commissions have been paid to Manager or any affiliate thereof out of Proceeds.

      6. Restrictive Covenants. Consultant nor any affiliate thereof shall enter into any agreements which provide for the management of all or any part of the Property, without Holder's prior written consent, which Holder may not unreasonably withhold but Holder may condition its consent to any such agreement upon the execution by the parties thereto and the delivery to Holder of an agreement acceptable to Holder that is substantially in the form of this Agreement. Consultant nor or any affiliate thereof shall not enter into any modifications, amendments or supplements to the Consulting Agreement that would have a material adverse effect upon Holder's rights under the Loan Documents, or that would violate or conflict with the provisions of this Agreement without Holder's prior written consent, which consent Holder may withhold in its sole and absolute discretion and Holder may condition its consent to any such modification, amendment, or supplement upon the reaffirmation by Owner, Manager and


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Consultant of this Agreement in form and substance acceptable to Holder.

      7. Events of Default. Default by any or all of Owner, Manager, Consultant or any affiliate thereof in the performance of any obligation contained herein or the violation by any or ail of Owner, Manager, Consultant or any affiliate thereof of any restriction contained herein shall constitute an Event of Default hereunder.

         Notwithstanding the foregoing, provided that no event requiring consent of Holder under the Loan Documents has occurred without Holder's consent first having been obtained, a default in an obligation other than either an obligation to pay money or a covenant which restricts Owner, Manager, Consultant or any affiliate thereof from making any payment of money to any person (a "Non Monetary Default") shall not constitute an Event of Default unless and until the "Notice Period" (as hereinafter defined) for such Non Monetary Default shall have expired without the default having been cured. The Notice Period for a Non Monetary Default shall commence when notice thereof has been delivered to Owner, Manager and Consultant, and shall end thirty (30) days later, provided, however, that in the case of a Non Monetary Default not capable of being cured within thirty (30) days, the Notice Period shall be extended for as long as necessary to complete such cure provided that Owner, Manager or Consultant, as applicable, is proceeding continuously with due diligence to complete such cure. Notwithstanding said qualification on the definition of an Event of Default, Owner, Manager and Consultant shall not be entitled to notice or an opportunity to cure any Non Monetary Default which occurs after, and within twelve consecutive months of, Owner's, Manager or Consultant's receipt of notices from Holder concerning two prior Non Monetary Defaults.

      8. Accounting. Owner, Manager and Consultant shall provide Holder on or before each May 15, August 15, November 15 and February 15 during the term hereof with an accounting (each, an "Accounting"), in form and substance acceptable to Holder and including the calculations by which the amount of Consultant Fees and Leasing Commissions were determined, setting forth the amount of Consultant Fees and the amount of Leasing Commissions which would have been paid to Consultant by Manager or Owner but for the terms of this Agreement. Each Accounting shall specify all Consultant Fees and all Leasing Commissions earned during the immediately preceding calendar quarter, the date each such Management Fee or Leasing Commission would have been paid but for the terms of this Agreement, and the cumulative amount of Consultant Fees and Leasing Commissions owing to Consultant since the delivery of the Consulting Agreement, together with the cumulative six percent (6.0%) non-compounded return on any such amount described in paragraph 10 hereof. Each Accounting shall be certified by Owner, Manager and Consultant to have been prepared in


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accordance with the terms of this Agreement and to be true, accurate and complete in all material respects.

      9. Holder's Audit Rights.

            (a) Holder may notify Owner, Manager and Consultant within sixty
(60) days after receipt of any Accounting that Holder disputes or questions any computation or item contained in such Accounting. If Holder makes such notification, the parties shall meet in good faith within twenty (20) days after Holder's notice to resolve such disputed items among themselves. If, despite such good faith efforts, the parties are unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant who shall be designated by Holder (and reasonably approved by Owner, Manager and Consultant) within fifteen (15) days after such ten (10) day period. The determination of such accountant shall be final, and such accountant shall endeavor to render a determination within twenty (20) days after appointment. The fees of such accountant shall be paid by Holder unless such review shall indicate that the disputed Accounting set forth Consultant Fees and/or Leasing Commissions in excess of actual Consultant Fees and/or Leasing Commissions by four percent (4%) or more, in which case Owner shall pay all such fees, Any adjustment in the amount of Consultant Fees and/or Leasing Commissions shall be reflected in the Accounting immediately following such disputed Accounting.

            (b) Owner, Manager and Consultant shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all items required in order to calculate Consultant Fees and Leasing Commissions. All such books and records shall be kept at Overseas Management, Inc., 115 Perimeter Center Place, Suite 940, Atlanta, Georgia 30346-1223, or at such office in the Commonwealth of Massachusetts as Owner may reasonably select, provided Owner gives Holder prior written notice thereof. Such books and records shall be available until at least five (5) years after repayment in full of the Loan. Holder shall have the right to inspect, copy and audit such books of account and records at Holder's expense, during reasonable business hours, and upon reasonable notice to Owner whether such books and records are in the possession of Owner or any agent of Owner, for the purpose of verifying the accuracy of any Accounting. All statements required under this Agreement shall be in addition to any other financial or operating statements required by Holder from Owner pursuant to the Loan Documents.

      10. Payment of Consultant Fees and Leasing Commissions. All Consultant Fees and Leasing Commissions, together with a six percent (6%) non-compounded return thereon (calculated for each unpaid amount of Consultant Fees or Leasing


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Commissions from the date such Consultant Fees would have been paid pursuant to the Consulting Agreement or the date such Leasing Commissions were earned, as applicable, but for the terms of this Agreement), may be paid by Owner or Manager to Consultant from Proceeds only after repayment in full of the Loan, provided, however, that Leasing Commissions considered in calculation of the Copley Return (as defined in that certain Equity Payment Agreement dated as of March 1, 1992, by and among Copley Partnership, Aetna, Funding and Financing) shall not exceed five dollars ($5.00) per leased square foot. Notwithstanding the foregoing, for purposes of the Equity Payment Agreement, the amounts taken into account for purposes of the calculation of the Copley Return as a result of this Agreement and the "Management Subordination" (as defined below) shall not be counted twice if they represent amounts paid to Manager by Copley under the Management Agreement and then paid by Manager to Consultant under the Consulting Agreement. As used herein, the "MANAGEMENT SUBORDINATION" means that certain Management and Leasing Fee Subordination Agreement, dated as of the date hereof, by and among Copley, Nominee, Funding, Financing, Aetna and Manager.

      11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and transferees; provided, however, that notwithstanding anything to the contrary contained in the Consulting Agreement or Section 2 hereof, the Consulting Agreement and Section 2 hereof and all of Owner's, Manager's and Consultant's rights and interests thereunder may not be assigned without the Holder's prior written consent other than pursuant to the Consulting Agreement, and shall automatically terminate upon any judicial or nonjudicial foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure by the Holder or the appointment of a receiver to manage the Property (except for rights and obligations relating to acts or events occurring prior to such termination).

      12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.


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      13. Notices. All notices hereunder shall be in writing and shall be given personally or by United States certified or registered mail (return receipt requested) addressed as follows:

            Owner and Funding:

            Copley Place Associates, LLC
            c/o Overseas Partners Capital Corp.
            115 Perimeter Center Place Suite 940
            Atlanta, Georgia 30346-1223
            Attention: Legal Department

            with a copy to:

            Overseas Partners Capital Corp.
            Craig Appin House
            P.O. Box HM 1581
            8 Wesley Street
            Hamilton HM GX Bermuda
            Attention: Bruce M. Barone, President

            with a copy to:

            JMB Realty Corporation
            900 North Michigan Avenue Suite 1900
            Chicago, Illinois 60611
            Attention: Legal Department

            Aetna and Financing:

            The Aetna Casualty and Surety Company
            One Tower Square
            Hartford, Connecticut 06183-2020
            Attention: Robert P. Scoville


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            Manager:

            Overseas Management, Inc.
            115 Perimeter Center Place
            Suite 940
            Atlanta, Georgia 30346-1223
            Attention: Legal Department

            with a copy to:

            Overseas Partners Capital Corp.
            Craig Appin House
            P.O. Box HM 1581
            8 Wesley Street
            Hamilton HM GX Bermuda
            Attention: Bruce M. Barone, President

            Consultant:

            Urban Retail Properties Co.
            900 North Michigan Avenue
            Suite 1300
            Chicago, Illinois 60611
            Attention: Legal Department

Notices given in accordance herewith shall be deemed delivered upon personal delivery or on the date of delivery shown on the return receipt, as applicable. Any party may change its address for notices by a notice given in accordance with this Section 13.

      14. Termination. This Agreement shall terminate upon the full payment of the outstanding principal balance of the Loan, all accrued interest thereon and all other amounts payable under the Loan Documents.

      15. Severability. If any of the provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable as applied to particular facts, then all of the other provisions of this Agreement (and said provision as applied to other facts) shall remain in full force and effect.

      16. No Waiver.    No party shall be deemed to have waived any of its
rights hereunder unless the waiver is express and is contained in a writing signed by the waiving party.


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      17. Acknowledgement. Owner, Manager and Consultant hereby acknowledge that
Holder, Funding and Financing would not consent to the transactions contemplated by the Recitals without this Agreement and that Holder, Funding and Financing are relying upon this Agreement in executing and delivering their written consent to the Purchase Transaction.

      18. Limitations on Liability. The obligations and liabilities of Copley and the present or future members in Copley and the present or future shareholders, officers and directors of Nominee hereunder are subject to the exculpatory provisions and exceptions therefrom contained in Paragraph 43 of the Mortgage. In the case of any default by Consultant, the damages recoverable by Holder against Consultant shall be limited to the aggregate Consultant Fees paid to Consultant after the date of this Agreement, plus all costs and expenses paid to or accepted by Consultant in violation of Section 3 hereof, respectively, but there shall be no other limitation on the equitable or legal rights or remedies of Holder.

      19. Counterpart Originals. This Agreement may be executed in counterparts, each of which shall be deemed to constitute the same agreement.

      20. Consent of Funding, Financing and Aetna. Funding, as owner of the Note and Mortgage, and Financing and Aetna, as collateral assignees of the Note and the Mortgage, execute this Agreement to acknowledge, consent and agree to the terms of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     Copley:

                                     COPLEY PLACE ASSOCIATES, LLC,
                                     a Delaware limited liability company

                                     By:  OVERSEAS PARTNERS CAPITAL CORP.,
                                          a Delaware corporation

                                          By: /s/ Bruce M. Barone
                                             --------------------
                                          Name: Bruce M. Barone
                                               ------------------
                                          Title: President
                                                -----------------


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                  Nominee:


                  COPLEY PLACE ASSOCIATES NOMINEE CORPORATION, a Delaware corporation

                  By: /s/ Paul C. Nielsen
                      -------------------
                  Name: Paul C. Nielsen
                       ------------------
                  Title: Vice President
                        -----------------


                  Funding:

                  COPLEY FUNDING CORPORATION,
                  a Delaware corporation

                  By: /s/ Paul C. Nielsen
                     --------------------
                  Name: Paul C. Nielsen
                       ------------------
                  Title: Vice President
                        -----------------


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                  Financing:

                  COPLEY FINANCING CORPORATION,
                  a Delaware corporation

                  By:/s/ Alan Meadelson
                     --------------------------------
                  Name: /s/ Alan Meadelson
                       ------------------------------
                  Title: President
                        -----------------------------

                  Aetna:

                  THE AETNA CASUALTY AND SURETY COMPANY,
                  a Connecticut corporation

                  By: /s/ John H. Mottey
                      -------------------------------
                  Name: John H. Mottey
                       ------------------------------
                  Title: Vice President
                        -----------------------------

                  Manager:

                  OVERSEAS MANAGEMENT, INC.,
                  a Delaware corporation

                  By: /s/ Bruce M. Barone
                     --------------------------------
                  Name: Bruce M. Barone
                       ------------------------------
                  Title: President
                        -----------------------------

                  Consultant:

                  URBAN RETAIL PROPERTIES CO.,
                  a Delaware corporation

                  By: /s/ Michael Hilborn
                      -------------------------------
                  Name: Michael Hilborn
                       ------------------------------
                  Title: SR. V. P.
                        -----------------------------


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